April 2021 Tarsus Corporate Presentation © Tarsus Pharmaceuticals 2021 Exhibit 99.1

Legal Disclaimer This presentation contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. All statements other than statements of historical facts contained in this presentation, including any statements regarding our expectations of the potential market opportunity and patient populations for our product candidates, including TP-03, TP-04, and TP-05 if approved for commercial use, including comparisons between the market for treating blepharitis and the market for treating dry eye disease; the inability to grow the market in a similar way to the dry eye market may occur due to differences in the underlying diseases, different eye care professionals or patient attitudes towards the diseases, symptoms or treatment, regulatory approval, market dynamics, differences in company strategy, marketing or operations and differences in key assumptions which we have not taken into account in our analysis; the ability of our clinical trials to demonstrate acceptable safety and efficacy of our product candidates, and other positive results; the timing, progress and results of clinical trials for our product candidates, including statements regarding the timing of initiation and completion of studies or trials and related preparatory work, the period during which the results of the trials will become available, and our research and development programs; the timing, scope and likelihood of regulatory filings, NDA submissions and approvals; our ability to obtain marketing approvals of our product candidates and to meet existing or future regulatory standards or comply with post-approval requirements; our expectations regarding the potential advantages of our product candidates over existing therapies; the impact of COVID-19 on our business, clinical development programs and operations; the receipt by Tarsus of payments and achievement and timing of milestones under the terms of the LianBio collaboration, the ability of LianBio to commercialize TP-03 in the Greater China territory; our potential to enter into new collaborations; our expectations with regard to our ability to develop additional product candidates or product candidates for other indications; our ability to identify additional products, product candidates or technologies with significant commercial potential that are consistent with our commercial objectives; our ability to develop, acquire and advance additional product candidates into, and successfully complete, clinical trials; the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; the commercialization and market acceptance of our product candidates; our marketing and manufacturing capabilities; the pricing of and reimbursement for our product candidates; the implementation of our business model and strategic plans for our business and product candidates; regulatory development in the United States, Europe and other jurisdictions; our ability to effectively manage our anticipated growth; our financial performance and projections relating to our competitors and our industry, including competing therapies are forward-looking statements. The words “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports we file with the Securities and Exchange Commission, copies of which are posted on our website and are available from us without charge. However, new risk factors and uncertainties may emerge from time to time, and it is not possible to predict all risk factors and uncertainties. © Tarsus Pharmaceuticals 2021

Corporate Highlights

Potential for first-ever FDA-approved therapeutic for Demodex blepharitis. Significant market opportunity with no approved therapies

Completed four clinical trials, including two Phase 2b randomized control trials. **Consistently met safety and efficacy endpoints**

Pivotal clinical trials in 2021: Saturn-1 Phase 2b/3 enrollment complete and top line data expected in Summer, Saturn-2 Phase 3 initiation planned for Q2

Two new studies on disease prevalence and impact, and Chinese license validate market opportunity and inform commercial strategy

Pipeline with novel API advancing to Phase 2a proof of concept in MGD[2], and Phase 1/2 trials in rosacea[3], Lyme disease and malaria[4]

1. The market for Demodex blepharitis may not be similar based on differences in the underlying disease, different ECP and patient attitudes, and treatment and/or key assumptions we have not taken into our analysis.
2. We intend to rely on preclinical studies for Demodex blepharitis and clinical safety assessments from the Demodex blepharitis program in order to advance to Phase 2a for MGD. We have not conducted and we do not intend to conduct any preclinical studies with TP-03 for the treatment of MGD.
3. We intend to leverage systemic preclinical data from our TP-03 program and augment with additional dermal preclinical studies to select formulation in order to advance to Phase 1/2. We have not conducted any preclinical studies in rosacea with TP-04 to date. See slide 25 (including the footnotes thereto) for more information.
4. In relation to Lyme disease and malaria, we intend to leverage oral systemic preclinical data from our TP-03 program as well as third-party oral systemic preclinical studies for Lyme disease or community malaria reduction, respectively. See slide 26 (including the footnotes thereto for more information)

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Tarsus Executive Leadership Team



Bobby Azamian, M.D., Ph.D., President & CEO, Co-Founder
- Former CEO/CMO Metavention
- Extensive investment/entrepreneurial experience with Versant and Third Rock Ventures
- Medicine at Brigham, M.D., Harvard, Ph.D. Chemistry, Oxford

Metavention VERSANT ventures THIRD ROCK VENTURES



Leo Greenstein, J.D., CPA, Chief Financial Officer
- Former SVP, Finance & Corporate Controller of Spectrum Pharmaceuticals, Inc.
- 20+ years of finance leadership within publicly-traded companies
- Certified Public Accountant and Member of State Bar of California

SPECTRUM PHARMACEUTICALS Endologix CLARIENT



Michael Ackermann, Ph.D., Chairman, Co-Founder
- CEO Presidio Medical
- Former Chairman, Oyster Point Pharma
- Former CEO Oculeve, VP Neurostimulation Allergan

PRESIDIO MEDICAL OYSTER POINT OCULEVE Allergan



Elizabeth Yeu, M.D., Chief Medical Advisor
- Nationally recognized leader in Ophthalmology
- Cornea, Cataract, Refractive and Ocular surface specialist
- Future President American Society of Cataract and Refractive Surgeons (ASCRS)

VIRGINIAeye consultants ASCRS



Sesha Neervannan, Ph.D., Chief Operating Officer
- Former SVP Global Pharmaceutical Development, Allergan
- 25+ years drug development experience, with deep expertise in ophthalmic and dermatology products
- Prior drug development experience at Amgen and BMS

Allergan AMGEN Bristol Myers Squibb™



Dianne Whitfield, MSW, Chief Human Resources Officer
- Former VP, Head of HR Evolus
- 20+ years HR leadership including multiple roles at Allergan
- Extensive experience supporting both commercial and R&D organizations evolus Allergan



Aziz Mottiwala, MBA, Chief Commercial Officer
- Former CCO Opiant, and Head of Commercial at Avanir
- Former VP Marketing, Allergan Eye Care,(Restasis®, Lumigan®)
- 20+ years of Commercial experience, with 10+ years in eye care opiant AVANIR PHARMACEUTICALS Allergan



Bryan Wahl, M.D., J.D., General Counsel
- Former Partner, Knobbe Martens LLP
- Broad legal experience including IP and strategic transactions
- 20+ years practicing internal medicine, most recently at Kaiser Permanente

Knobbe Martens KAISER PERMANENTE®

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Our Mission © Tarsus Pharmaceuticals 2021 Focusing on unmet needs, we apply proven science and new technology to revolutionize treatment for patients, starting with eye care. Our Mission A future in which patient needs are met through boundless therapeutic ingenuity. Our Vision

Blepharitis Is a Large and Underserved Market in Eye Care

Epidemiology of Demodex Blepharitis

Estimated In-Office Epidemiology ~25M

- ~45M unique adult ECP visits/yr[1]
- ~58% with collarettes[2]

Population Epidemiology ~9M

- ~20M with blepharitis[3-6]
- 45% with Demodex infestation[7]

Current ICD-10 ~1M Dx/yr

- 2.1M blepharitis ICD-10-CM Dx's/yr[8]
- ~1M/yr Demodex[7-8]
- Despite no mkt education

Approx. 9-25M U.S. Demodex Blepharitis Prevalence





Large Patient Population with Significant Disease Impact	**Titan** (collarette clinic prevalence) and **Atlas** (disease impact) studies demonstrate high prevalence of disease and significant burden on patients
Significant Head Start on Diagnosis	2.1M ICD-10 **Blepharitis** Dx's/yr[8]
Blepharitis Routinely Causes	Eyelids to become red, irritated and itchy, with debris on the eyelashes.[9]
Blepharitis Can Lead to	Blurring of vision, missing or misdirected eyelashes, and inflammation of other eye tissue, particularly the cornea[4]
Concomitant Dry Eye	Significant overlap in **Dry Eye** patients. Demodex prevalent in ~69% of DE patients[5]
Blepharitis and Surgery	Important factor for maximizing surgical outcomes: 67% of **Cataract Patients** have Demodex blepharitis[6]
Contact Lens Drop-out	Studies have shown a direct correlation between Demodex blepharitis and **Contact Lens** intolerance[10]
Prescription Treatment	None; 81% of patients currently seeking treatment[11]

1. Wilson J Ophthalmology 2015, 435606, 2014; 2. Titan collarette prevalence study; 3. MGD Report IOVS, Special Issue 2011, Vol. 52, N. 4; 4. American Optometric Association; 5.Cheng Cornea Sept 2020; 6. IOVS June 2020; 7. Zhao - Ophthalmic Epidemiology, 19(2), 95–102, 2012; 8. Symphony Claims Data Analysis; 9. Harmon, Market Scope Dry Eye Analyst Report, 2014 10. Tarkowski W, Moneta-Wielgoś J, Młocicki D. Demodex sp. as a Potential Cause of the Abandonment of Soft Contact Lenses by Their Existing Users. Biomed Res Int. 2015;2015:259109 11.Atlas pre-screening study

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Blepharitis has Potential Similarities to Dry Eye Market 15 Years Ago Potential Large Latent Demand for a New Therapy Large untapped patient population that was activated through education of ECPs and patients In 2003, no approved dry eye therapeutics With approval of a prescription therapeutic and concurrent ECP and patient education, diagnosis rate increased 12 times Blepharitis already has 2.1 million diagnoses per year, despite no approved therapies Focus on Demodex blepharitis growing amongst ECPs 80% of literature published in the last 5 years1 Key topic for recent major meetings and educational programs Increasing awareness amongst both Ophthalmologists and Optometrists2 Dry Eye ICD Diagnoses/Year Launch of Rx Dry Eye Product Ramp in DTC Campaigns Blepharitis 2.1M/yr 1.Tarsus Demodex blepharitis literature review 2. Corsica Lifesciences Market Research n=200 *The market for Demodex blepharitis may not be similar based on differences in the underlying disease, different ECP and patient attitudes, and treatment and/or key assumptions we have not taken into our analysis. © Tarsus Pharmaceuticals 2021

Collarettes Are Pathognomonic Sign of Demodex Infestation





% of Subjects with Demodex
% of Subjects with Demodex
100%
80%
60%
40%
20%
0%
100%
50%
7%
>1 Collarette
No collarettes, Using lid scrubs
No collarettes, No lid scrubs

Collarettes Are Composed of Mite Waste Products and Eggs[1]

- Regurgitated undigested material combined with epithelial cells, keratin, and mite eggs
- Contain digestive enzymes, which cause irritation

Easily and Rapidly Diagnosed with Standard Eye Exam

- Demodex mites found on 100% of lashes with collarettes[2]
- Collarettes found in ~ 58% of eye care patients[3]

1. Fromstein 2018
2. Gao et al., Invst Ophth and Vis Sci, September 2005, Vol. 46, No. 3089-3094
3. Tarsus Collarette Prevalence Study

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Titan Study Confirms Widespread Collarette Prevalence in ECP Clinic Patients and Key Patient Segments

Study Overview

IRB-APPROVED RETROSPECTIVE CHART REVIEW

Examined presence of collarettes and other characteristics

LARGE-SCALE ALL-COMERS (1,032 patients)

Consecutive patients with a wide variety of reasons for visit

DIVERSE ANTERIOR SEGMENT CLINICS

Geographically diverse (7 US sites) including both MD and OD clinics

Key Findings

% of Overall Population



With Collarettes
58%
(n=598)
Dry eye diagnosis
59%
(n=609)

Key Patient Groups



% with collarettes within each group
Blepharitis diagnosis
69%
Dry Eye Rx Treatment*
60%
Cataract patients
56%
Contact lens users
51%
0%
20%
40%
60%
80%
100%

* 22% of all study patients on Dry Eye Rx treatment

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Atlas Study Reveals Symptomatic and Psychosocial Burden of Demodex Blepharitis © Tarsus Pharmaceuticals 2021 Multicenter, observational study of patients pre-screened for the Saturn-1 pivotal trial Evaluated the clinical and patient reported impact of Demodex blepharitis (interim analysis of 311 patients) Presence of Demodex mites (at least 1 mite per lash) Presence of collarettes (> 10, upper lid) At least mild erythema 51% Experienced signs and symptoms > 4 yrs 58% Never diagnosed with blepharitis 33% Made at least 2, and sometimes more than 6, visits to a doctor for this condition Functional and Psychosocial Impact Most Bothersome Symptoms Q7. Does your blepharitis affect any of the following aspects of your daily life (if applicable or how you feel about your life?) Difficulty wearing make-up Constantly worrying about your eyes or eyelids Negative appearance of eyes or eyelids to others Additional time needed for daily hygiene routine Feels eyes/conscious of eyes all day Difficulty driving at night 52% experienced the top 3 symptoms frequently or all the time

© Tarsus Pharmaceuticals 2021 TP-03 is Designed to Eradicate Demodex Mites and Treat Demodex Blepharitis

TP-03 is a Novel Therapeutic Designed to Eradicate Demodex Mites and Treat Demodex Blepharitis TP-03 is designed to paralyze the mite nervous system through parasite-specific GABA inhibition Lotilaner Potent non-competitive antagonist of insect and arachnid GABA-Cl channels Highly lipophilic molecule, which may promote its uptake in the oily sebum of the hair follicle, where the mites reside Tarsus has licensed worldwide rights to lotilaner for all human uses Projected Orange Book Exclusivity to at least 2038 © Tarsus Pharmaceuticals 2021

Product Form Multi-dose eye drop solution bottle, preserved Targeted Use Treatment of Demodex blepharitis MOA Paralysis and death of Demodex mites Diagnosis Collarettes identified in standard eye examination Dosing BID* for 6 weeks Efficacy Goal 1o collarette cure rate, 2o mite eradication, 2o redness + collarette cure rate Safety Goal Well-tolerated safety profile TP-03 Is a Novel Drug Designed to Treat Demodex Blepharitis by Eradicating Mites and Collarettes1 © Tarsus Pharmaceuticals 2021 *BID means twice per day 1. TP-03 Product profile based on Saturn-1 Trial Design

Extensive **Clinical Trial** Program for TP-03

Trial / Study	Design	Endpoints	Results Achieved		Status
PoC: Mercury	Ex-vivo mite testing on 80 mites	Ex-vivo mite death count	**100%** mites dead within 24 hours ($p < 0.001$)		✓
Clinical Trials			**Collarette Cure Rate****	**Mite Eradication Rate**	
P2a: Mars*	28-day BID dosing, single arm (n=15) Pilot formulation	Collarette grade Mite density Safety	**86%** at 28 days ($p < 0.05$)	**57%** at 28 days ($p < 0.05$)	✓
P2b: Jupiter*	28-day BID dosing, randomized 1:1 (n=60) Pilot formulation	1º – Mite density 2º – Collarette grade Safety	**88%** at 28 days ($p < 0.001$)	**67%** at 28 days ($p < 0.005$)	✓
P2a: Io**	42-day BID dosing, single arm (n=18) Current formulation	1º – Collarette cure rate 2º – Mite eradication Safety	**72%** at 42 days ($p < 0.05$)	**78%** at 42 days ($p < 0.05$)	✓
P2b: Europa**	42-day BID dosing, randomized 1:1 (n=54) Current formulation	1º – Collarette cure rate 2º – Mite eradication 2º – Redness Composite Safety	**80%** at 42 days ($p < 0.001$)	**73%** at 42 days ($p = 0.003$)	✓
P2b/3: Saturn-1†**	42-day BID dosing, randomized 1:1 (n≥350) Current formulation	1º – Collarette cure rate 2º – Mite eradication 2º – Redness Composite Safety	Trial fully enrolled Q1 2021, top line data expected Summer 2021		
P3: Saturn-2††**	42-day BID dosing, randomized 1:1 (n=350) Current formulation	1º – Collarette cure rate 2º – Mite eradication 2º – Redness Composite Safety	Initiate trial in Q2 2021		

Same formulation of TP-03 as expected in the Saturn trials

Represents pivotal trial

Two Pivotal Trials

* The Mars and Jupiter trials used collarette grade as an endpoint, which has been translated into a collarette cure (defined as <10 collarettes). This is different from the collarette cure (defined as ≤2 collarettes) endpoint used in Io, Europa, Saturn-1 and the planned Saturn-2 trials. The Mars and Jupiter trials also used mite density as an endpoint, which is different from mite eradication. Mite density is translated into mite eradication, which is defined as zero mites per lash consistently throughout trials.
** Primary endpoint in Io, Europa, Saturn-1 and intended in Saturn-2 is collarette cure based on collarette grade.
† In connection with our IND application, a "no-objection" letter was received from the FDA regarding the trial design of the Saturn-1 trial.
††Saturn-2 design is highly comparable to that of Saturn-1 with respect to which the FDA raised no objection and we expect to update the IND protocol prior to commencing Saturn-2.

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Baseline Cure of Collarettes with BID Use of TP-03 Post Treatment © Tarsus Pharmaceuticals 2021

Europa Phase 2b: Efficacy Endpoints of Collarette Cure Rate and Mite Eradication Rate Both Achieved Primary and secondary efficacy endpoints same as Saturn-1 trial Collarette Cure (0-2 collarettes)* Mite Eradication (0 mites) © Tarsus Pharmaceuticals 2021 * The primary efficacy endpoint was the proportion of patients experiencing a cure based on collarette grade of two or fewer collarettes on the eyelid, or collarette cure, as compared to the vehicle control, at day 42. (N=22,20) (N=23,20) (N=18,18) (N=15,19) (N=23,20) (N=18,18) (N=15,19)

Europa Phase 2b: Statistically Significant Composite Cure Rate Lid erythema cure + collarette cure, additional secondary endpoint Composite Cure (Erythema Cure + Collarette Cure) © Tarsus Pharmaceuticals 2021 Erythema + Collarette Cure (Analysis Eye) (N=22,20) (N=23,20) (N=18,18) (N=15,19)

TP-03 Phase 2 Clinical Data Show Recurrence Rate of Clinical-Grade Demodex Blepharitis Post-Treatment >10 Collarettes on Lid Mite Density of 1.0 or More © Tarsus Pharmaceuticals 2021 Data account for presence of collarettes or mites on either eye, (upper eyelid for collarette score) Post treatment data from Mars & Jupiter trials show recurrence of both collarettes & mite density (N = 38) (N = 34) (N = 32) (N = 29) (N = 38) (N = 34) (N = 32) (N = 29) (N = 29) (N = 29) (N = 32) (N = 32) Percentage Percentage Post-treatment follow-up Post-treatment follow-up

Elevate eyelid health as a foundation of ocular wellness Educate on the importance, prevalence and impact of Demodex blepharitis, and how disease management can be part of the overall practice routine Build a strong scientific platform through KOL engagement, evidence generation, and data dissemination Establish key patient segments: Diagnosed Blepharitis, Cataracts, Dry Eye, Contact Lens Intolerance Transcend the annual visit cycle by leveraging compelling disease visuals and new technologies to drive patients into the ECP office Drive patients to seek optimal lid health outside the routine exam or contact lens refill Leverage social and other visual media to tell a motivating, visual disease story Explore telemedicine as a conduit to accelerate patient action and diagnosis Offer a cure with no barriers to facilitate market building through a unique patient experience Rapid, complete, and durable cure without hassle or frustration Couple broad reimbursement strategy with streamlined patient resources, discounts, and fulfillment Ensure patient touchpoints drive successful outcomes, initially, and for retreatment Explore role of specialty pharmacy fulfillment at launch Positive disruption of existing norms will be at the core of our launch Differentiated Strategies for Potential Commercial Success © Tarsus Pharmaceuticals 2021 Build a new market through a strong scientific platform Drive patient action by telling a compelling disease story Enable a novel indication by redefining the patient experience

Market Research Shows Positive Reaction from Providers and Patients After exposure to information on collarettes, Demodex blepharitis and TP-03 Phase 2 data Clinician Intent to Prescribe Patient Intent to Seek a Doctor N = 50 eye care providers (25 MDs, 25 ODs) Market research sponsored by Tarsus N = 50 blepharitis patients 100% of ECPs indicated would prescribe 1L or 2L for Demodex blepharitis 92% of blepharitis patients indicated would likely seek a doctor and ask about TP-03 © Tarsus Pharmaceuticals 2021

Payers view the potential profile of TP-03 as having a strong value proposition Objective clinical outcomes and targeted mechanism of action contribute to positive payer feedback Payers acknowledge the clinical relevance of both collarette cure and mite eradication No current Rx treatments available, and no clear, established OTC treatment alternatives currently exist Novel treatment approach may drive compelling pricing with modest discounting Pricing could be comparable to branded dry eye products Given product profile, and lack of treatment alternatives, discounting and rebating is expected to be modest Payers have indicated a limited need for utilization management Assuming 1-2 treatment cycles per year, payers view the per member, per month budget impact as reasonable Any potential payer restriction would be based on confirmation of diagnosis (i.e., ECP confirms presence of collarettes) Potential for favorable reimbursement with strong outcomes and lack of current treatment options Encouraging Payer Feedback on TP-03 for Demodex Blepharitis © Tarsus Pharmaceuticals 2021 Summary of payer interviews conducted in H2 2020; n=20

License for TP-03 in Greater China Expands Market and Provides Significant Non-Dilutive Funding

March 2021 out-license expands patient access to TP-03 in world's second largest healthcare market[1]

40M	70M	$4.5B
Estimated *Demodex* blepharitis patients in China[2]	Estimated *Meibomian Gland Disease* patients in China[2]	Estimated Chinese eye care market size by 2023

- LianBio was founded by Perceptive Advisors, and is focused on developing and accelerating availability of paradigm-shifting medicines to patients in China and major Asian markets
- LianBio to provide Tarsus up to $200 million in milestones and other proceeds:
  - $70 million expected over the next 12 months for time-based and near-term clinical milestones, including $25 million in Q2 2021
  - Additional longer-term clinical/sales milestones totaling $130 million
  - Tiered double-digit royalties based on LianBio sales of TP-03 in Greater China
  - Minority equity stake in LianBio
- LianBio solely responsible for all costs related to China regulatory approval and commercialization

Greater China includes the People's Republic of China, Hong Kong, Taiwan and Macau.
1. Deloitte 2020 China Life Sciences Healthcare Trends Report
2. Xuguang S. Chin J Exp Ophthalmol. 2016, 34(6): 481-483; LEK interviews and analyses, Frost & Sullivan analyses

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Pipeline with Different Formulations of Novel API

Anticipated clinical trial events in our programs in 2021 (and selected events beyond)

Candidate	Indication	Formulation	Preclinical	Phase 1	Phase 2	Phase 3	Anticipated Future Milestones*	Worldwide Rights
TP-03	Demodex blepharitis	(Eye drop)					**Summer 2021:** Top line data for Phase 2b/3 Saturn-1 trial **Q2 2021:** Initiate Phase 3 Saturn-2 trial	Tarsus
TP-03	Meibomian Gland Disease (MGD)	(Eye drop)					Initiate Phase 2a proof of concept**	Tarsus
TP-03	Demodex blepharitis (Preservative–Free)	(Eye drop)	***Preservative-free formulation to be tested after NDA submission***				Bioequivalence studies (US) ***	Tarsus
TP-03	Demodex blepharitis and MGD in China	(Eye drop)					**2021:** Finalize license and initiate pre-clinical work in China **2022:** Initiate Phase 3 DB trial in China*	聯 (Greater China Rights)
TP-04	Rosacea	(Topical)					**2021:** Initiate Phase 1/2 trial †	Tarsus
TP-05	Lyme Disease	(Oral)					**2021**: Submit IND; Initiate Phase 1/2 trial ††	Tarsus
TP-05	Malaria	(Oral)					**2021**: Initiate Phase 1 trial ††	Tarsus

* Anticipated milestones are subject to the impact of the ongoing COVID-19 pandemic on our business and those of our partners.
** We intend to rely on preclinical studies and clinical safety assessments from the Demodex blepharitis program. We have not conducted and do not intend to conduct any preclinical studies with TP-03 for the treatment of MGD in order to advance to Phase 2a.
*** We intend to leverage all preclinical, Phase 2 and Phase 3 data from the TP-03 Demodex blepharitis program. We intend to conduct in vitro or in vivo bioequivalence studies with our preservative-free formulation to compare it to the current preserved formulation of TP-03 in Demodex blepharitis after NDA submission and file a supplement.
† We intend to leverage systemic preclinical data from our TP-03 program and augment with additional dermal preclinical studies to select formulation in order to advance to Phase 1/2, which we intend to conduct outside the United States. We may need to address this approach with the FDA if we were to conduct a clinical trial in the United States. We have not conducted any preclinical studies in rosacea with TP-04 to date.
†† In relation to Lyme disease and malaria, we intend to leverage oral systemic preclinical data from our TP-03 program as well as third-party oral systemic preclinical studies for Lyme disease or community malaria reduction, respectively (and will not conduct our own preclinical studies for Lyme disease and malaria). The formulations used in preclinical studies use the common approach of a gavage that is scaled as appropriate for use in animals. However, human administration, while continuing to be oral, will take the form of a tablet or capsule. Subject to FDA feedback from our planned pre-IND meeting, we intend to conduct Phase 1/2 trials in these indications based on these preclinical studies. In relation to malaria, we may conduct our Phase 1/2 trial outside the United States. While we plan to discuss this approach for Lyme disease in a planned pre-IND meeting with the FDA, the FDA may reject our use of data from these preclinical studies and require us to conduct additional preclinical studies before advancing to clinical trials, which may delay our expected timelines for approval and increase costs.

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TP-03 Eye Drop: Potential Label Expansion Opportunity in Meibomian Gland Disease Potential label expansion into Meibomian Gland Disease MGD is a primary cause of Dry Eye; MGD has been found to be approximately two-thirds of the estimated 34 million Dry Eye patient population in the United States TP-03 targets a known cause of MGD, Demodex brevis mites Potential to be the first FDA-approved therapeutic with an indication for MGD Phase 2a planned (Patient selection and endpoints TBD) © Tarsus Pharmaceuticals 2021

TP-04 Topical Potential New Treatment for Rosacea *Intend to leverage systemic preclinical data from our TP-03 program and augment with additional dermal preclinical studies to select formulation in order to advance to Phase 1/2, which we intend to conduct outside the United States. We may need to address this approach with the FDA if we were to conduct a clinical trial in the United States. We have not conducted any preclinical studies in rosacea with TP-04 to date. **Incidence and Prevalence of Rosacea: a systematic review and meta-analysis, Gether et al, BJ Dermatol, 2018. Current Standard of Care Soolantra®, anti-parasitic drug 1% ivermectin cream used once daily Targets Demodex mites, but modestly effective, takes 8–12 weeks to show efficacy ~$500 WAC for 30-day supply TP-04 Topical In-vitro studies and pharmacodynamics testing to identify a lead formulation of TP-04 in progress Phase 1/2 planned for 2021* Significant Market Opportunity ~16 million people in the U.S. are affected by rosacea per U.S. National Rosacea Society Prevalence can represent up to 5.4% of the U.S. population** Given the role of Demodex, opportunity exists to reframe disease management and apply a differentiated approach © Tarsus Pharmaceuticals 2021

TP-05 Oral Tablet: Long-Acting Endectocide for Lyme Disease Prevention Lyme Disease Prevention Represents a Significant Unmet Need Lyme Disease: Over 300k US cases/year Bacterial infection carried by ticks >30M people in US at risk of exposure ~20M in high incidence geographies Previous vaccine, LYMERix™, with 1.5M doses in first year of sales* Valneva/Pfizer vaccine is the only other known program in development VLA15 in Phase 2, is a multi-valent protein targeting OspA of Borrelia 3 dose vs 2 dose regimen being explored, peak immunogenicity expected over several months A Therapeutic May Be The Most Effective Approach to Lyme Disease Prevention TP-05 is the only non-vaccine based therapeutic in development that would work by eradicating ticks Based on sustained PK levels in the blood, a more predictable approach compared to immunogenicity Potential for >95% reduction in Lyme risk Kills 70% of ticks within 4 hrs, 99% @ 8 hrs Potential to prevent bacterial transmission (24-72 hrs) Human model for tick eradication in development IND, followed by initiation of Phase 1 Safety/PK studies planned for 2021 Efforts from Lyme development will also inform approach for prevention of malaria © Tarsus Pharmaceuticals 2021 *LYMERix is no longer marketed

Tarsus Summary TP-03 is a novel therapeutic with potential to be the first FDA-approved therapeutic and the standard of care for the treatment of Demodex blepharitis Clinical efficacy and safety endpoints consistently achieved across multiple Phase 2 studies Phase 2b/3 Saturn-1 enrollment complete with top line expected in Summer 2021, followed by initiation of Phase 3 Saturn-2 trial in Q2 20211 Clinical stage pipeline with potential applications to other indications in MGD, rosacea, Lyme disease, and malaria Multiple clinical events anticipated in 2021 Current cash position, along with near-term proceeds from our China TP-03 out-license, provides cash runway into the first half of 2023. Expected to be sufficient for TP-03 NDA submission, pipeline advancement, operations growth, and commercial readiness. © Tarsus Pharmaceuticals 2021 1. Both subject to the impact of the ongoing COVID-19 pandemic

© Tarsus Pharmaceuticals 2021